AMERICAN FINANCIAL
REALTY TRUST

Muriel Lange Investor Relations (215) 887-2280 (X3620) Email: mlange@afrt.com	Anthony DeFazio Media Relations (215) 887-2280 (X2919) Email: adefazio@afrt.com

For Immediate Release

American Financial Realty Trust Completes Resnick Portfolio Sale
of Net-Leased Properties for $301 Million

Sale Demonstrates Imbedded Value of Long Term Credit Leased Properties

JENKINTOWN, Pa., April 11, 2006 – American Financial Realty Trust (NYSE: AFR), announced that it has closed the previously announced sale of five properties aggregating approximately 1.16 million square feet to Resnick Development Corp., a subsidiary of Jack Resnick & Sons, Inc. The gross sale price was $301 million, before transaction and closing costs, net of approximately $11 million in loan defeasance and prepayment costs that were paid by the purchaser. The price per square foot was approximately $260, having an implied cap rate on the sale of approximately 6.70%.

Properties sold by the American Financial Realty included 215 Fremont Street, San Francisco, California; Condominium Unit #1 at 123 S. Broad Street, Philadelphia, Pennsylvania; 2200 S. Cobalt Way, Meridian, Idaho; 1806 Tuckerstation Road, Louisville, Kentucky and 5450 Millstream Road, McLeansville, North Carolina. The proceeds from the sale of these properties are approximately $65.8 million after closing and the debt prepayment costs.

“This strategic asset sale is a key transaction in our ongoing capital recycling program that gives AFR the ability to capture shareholder value from fully valued assets while also creating opportunities for redeployment into higher yielding assets, thus continuing future earnings growth,” said Dave Nettina, chief financial officer and chief real estate officer at American Financial Realty. “As stated during our fourth quarter 2005 earnings call, we will discuss the impact of the Resnick transaction on 2006 earnings guidance during our regularly scheduled conference call on May 2, 2006.”

Management will conduct the first quarter 2006 conference call and audio webcast at 11:00 a.m. ET on May 2, 2006 to review the Company’s quarterly results. The conference call dial-in number is 303-262-2140. A replay of the conference call will be available through May 9, 2006 by dialing 303-590-3000, passcode 11057634. An online archive of the webcast will be available through June 2, 2006 by accessing the Company’s website at www.afrt.com.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “expects,” “anticipates,” “estimates,” “intends,” “believes” and similar expressions that do not relate to historical information. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks and uncertainties which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These risks and uncertainties include the risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, and include, without limitation, changes in general economic conditions and the extent of any tenant bankruptcies and insolvencies; the Company’s ability to maintain and increase occupancy; the Company’s ability to timely lease or re-lease space at anticipated net effective rents; the cost and availability of debt and equity financing; and the Company’s ability to acquire and dispose of certain of its assets from time to time on acceptable terms. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

About American Financial Realty Trust

American Financial Realty Trust is a self-administered, self-managed real estate investment trust that acquires properties from, and leases properties to, regulated financial institutions. The Company owns and manages its assets primarily under long-term triple net and bond net leases with banks. The Company is led by chief executive officer Nicholas S. Schorsch and non-executive chairman Lewis S. Ranieri. The Company is traded on the New York Stock Exchange under the ticker symbol AFR.

For more information on American Financial Realty Trust, visit the Company’s website at www.afrt.com.